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                                                                   Exhibit 10.57
                                 OFFICE LEASE

NORTH CAROLINA:
DURHAM COUNTY:


         THIS LEASE, made this the 25th day of January, 2001, by and between

HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership,

hereinafter "Landlord" and INCARA PHARMACEUTICALS CORPORATION, a Delaware

corporation, hereinafter (whether one or more) "Tenant":


                             W I T N E S S E T H :

          Upon the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord property referred to as the Premises, all as follows:

          1. PREMISES. The property hereby leased to Tenant is that area shown on Exhibit A and A-1 hereto attached, which consists of approximately 18,258 rentable square feet (approximately, 5,207 rentable square feet for Suite 102 and 13,051 rentable square feet for Suite 200), which is located in what is sometimes called the 4401 Research Commons Building, located at 79 T.W. Alexander Drive, Suites 102 and 200, City of Research Triangle Park, County of Durham, North Carolina (the "Premises").

          The usable area of the Premises, 15,915 square feet (4,539 square feet for Suite 102 and 11,376 square feet for Suite 200), shall be multiplied by the core area factor of 1.14724% to determine the rentable square footage as referred to above.

          2. TERM. This Lease Term for the lease of Suite 200 shall commence on March 1, 2001 (the "Commencement Date") and for the lease of Suite 102 shall commence on May 1, 2001 (the "Suite 102 Commencement Date"), and shall terminate (unless extended as herein provided) for the lease of both Suite 200 and 102 at noon on April 30, 2006 ("Termination Date"). In the event Landlord shall permit Tenant to take possession of the Premises prior to the Commencement Date referenced above, all the terms and conditions of this Lease shall apply.

          If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession; provided, however, that in such event, the Commencement Date and Termination Date of this Lease, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord's delivery of possession to Tenant. The above, however, is subject to the provision that the period permitted for the delay of delivery of possession of the Premises shall not exceed sixty (60) days from the Commencement Date set forth in the first sentence of this Paragraph 2 (except that those delays beyond Landlord's control or caused by Tenant ["Delays"] shall be excluded in calculating such period). If possession exceeds the permitted period, Tenant may terminate this Lease by written notice to Landlord; provided, that written notice shall be ineffective if given after Tenant takes possession of any part of the Premises, or if given more than seventy (70) days after the original Commencement Date plus the time of any Delays. Unless expressly otherwise provided herein, Rent shall commence on the earlier of: (a) the

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Commencement Date; (b) occupancy of the Premises by Tenant; (c) the date
Landlord has the Premises ready for occupancy by Tenant, as such date is adjusted under the Work Letter, if any, attached hereto; or (d) the date Landlord could have had them ready had there been no Delays attributable to Tenant.

          If the Termination Date, as determined herein, does not occur on the last day of a calendar month, Landlord, at its option, may extend the Lease Term by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Lease Term (including any extension by Landlord pursuant to this Paragraph 2) and Termination Date shall be set forth in a Commencement Letter or Commencement Agreement prepared by Landlord and executed by Tenant in accordance with the provisions of this Paragraph 2 and as provided in Exhibit C attached.

          3. USE. Tenant may use Suite 200 of the Premises only for general office purposes and Suite 102 for general office purposes and as a laboratory, with no more than four (4) persons per one thousand (1,000) rentable square feet, but for no other use without Landlord's prior written consent. Tenant shall never make any use of the Premises which is in violation of any governmental laws, rules or regulations, whether now existing or hereafter enacted, nor may Tenant make any use of the Premises not permitted, or otherwise prohibited, by any restrictive covenants which apply to the Premises. Tenant may not make any use which is or may be a nuisance or trespass, which increases the fire insurance premiums, or makes such insurance unavailable to Landlord on the Building. In the event of an increase in Landlord's fire insurance premiums which results from Tenant's use or occupancy of the Premises, if Tenant does not pay Landlord, on demand, the amount of such increase, Landlord may treat such use as a default hereunder. Tenant is not responsible for any existing violations of any governmental laws, rules or regulations.

          4. BASE RENT. All Rent payable by Tenant shall be without previous demand or notice therefor by Landlord and without set off or deduction. The Minimum Base Rent for the Term shall be the sum of $1,926,172.94, which Rent shall be payable in equal monthly installments according to the rent schedule provided below in Subsection 4.1, payable in advance on or before the first day of each calendar month during the Term of this Lease, unless the Term commences on a day other than the first day of a calendar month, in which event prorated Rent at the above rate until the end of the month in which the Lease Term commences shall be due and payable on the Commencement Date. In addition to such remedies as may be provided under the Default provisions of this Lease, Landlord shall be entitled to a late charge of five percent (5%) of the amount of each monthly Rent payment not received by the fifth day of the month when due, and a charge of the lower of a lawful bad check fee or five percent (5%) of the amount of any check given by Tenant not paid when first presented by Landlord.

               4.1. Rent Schedule. During the initial term of the Lease, the monthly base rent shall be paid in accordance with Section 4 and in accordance with the following payment schedule:

    -----------------------------------------------------------------------------------
                           Suite 102      Suite 200        Total          Cumulative
           Months        Monthly Rent   Monthly Rent    Monthly Rent         Rent
    -----------------------------------------------------------------------------------
     03/01/01-04/30/01        -0-        $21,479.77      $21,479.77      $  42,959.54
    -----------------------------------------------------------------------------------
     05/01/01-04/30/02     $8,079.53     $21,479.77      $29,559.30      $ 354,711.60
    -----------------------------------------------------------------------------------
     05/01/02-04/30/03     $8,322.52     $22,121.45      $30,443.97      $ 365,327.64
    -----------------------------------------------------------------------------------
     05/01/03-04/30/04     $8,574.19     $22,784.87      $31,359.06      $ 376,308.72
    -----------------------------------------------------------------------------------
     05/01/04-04/30/05     $8,830.20     $23,470.05      $32,300.25      $ 387,603.00
    -----------------------------------------------------------------------------------
     05/01/05-04/30/06     $9,094.89     $24,176.98      $33,271.87      $ 399,262.44
    -----------------------------------------------------------------------------------
                                                         Total Rent:     $1,926,172.94
    -----------------------------------------------------------------------------------

         The above rent schedule does not include operating expense pass through adjustments to be computed annually in accordance with Lease Addendum Number Two attached hereto.

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          5.   ADDITIONAL RENT.
          (a) Cost of Living Increases: Tenant shall further pay as Additional Rent any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same. If any such sales or use tax shall be imposed upon Landlord, and Landlord shall be prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon sixty (60) days prior written notice to Tenant, may terminate this Lease, unless Tenant legally can and does in fact reimburse Landlord for such tax.

          (b)  Tenant's Proportionate Share of Operating Expense Passthroughs:
Tenant further shall pay as Additional Rent, which Additional Rent shall be payable at the same time as, and in addition to, the Base Rent, Tenant's Proportionate Share (hereafter defined) of the increase in Landlord's expenses as set forth on an Addendum to this Lease. Tenant's Proportionate Share of such increase shall be determined by multiplying the total cost thereof by a fraction, the numerator of which is the rentable square footage of the Premises, and the denominator of which is the total rentable square footage in the Building.

6. SERVICES BY LANDLORD. Landlord shall cause to be furnished to the Premises, in common with other tenants, during business hours of 8:00 A.M. to 6:00 P.M., Monday through Friday (excluding National and State holidays), the following services; janitorial services (once per working day after normal working hours), water (if available from city mains) for drinking, lavatory and toilet purposes, operatorless elevator service and, to Suite 200, heating and air conditioning for the reasonably comfortable use and occupancy of the Premises, provided heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Landlord shall furnish Suite 200 of the Premises with electricity for the maintenance of building standard fluorescent lighting composed of 2' x 4' fixtures. Incandescent fixtures, table lamps, all lighting other than the aforesaid building standard fluorescent light, dimmers and all lighting controls other than controls for the aforesaid building standard fluorescent lighting shall be serviced, replaced and maintained at Tenant's expense. Landlord shall also furnish Suite 200 of the Premises with electricity for lighting for the aforesaid building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, and general service non-production type office copy machines. Landlord shall have the right to enter and inspect the Premises and all electrical devices therein from time to time, provided that Landlord shall have no obligation to provide more than fifty (50) circuits of electricity for convenience outlets serving Suite 200 of the Premises. After hours heating and air conditioning is available to Suite 200 at a charge of $25.00 per hour, per zone, with a minimum of two (2) hours per occurrence. All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant upon demand as Additional Rent for each month or portion thereof, and Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent, which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. Provided however, Tenant may install a supplemental HVAC unit to serve the Premises or other high demand equipment at its own cost and expense. The supplemental HVAC unit or high demand equipment shall be approved by Landlord and shall be installed in a location approved by Landlord and, if installed in Suite 200, separately metered by an E/mon D/mon, or equivalent, meter. Tenant shall pay all costs involved in installing and maintaining the supplemental HVAC unit and/or equipment and related meter, including purchase, installation, maintenance, removal and restoration costs (if Landlord requires removal at the end of the Lease Term), and monthly utility bills read from the meter in Suite 200 by Landlord. Monthly utility bills from the meter shall be paid in the same manner as Rent under Section Four of this Lease and subject to the same penalties for nonpayment or late payment. At Landlord's option, upon expiration of the Lease the Tenant (at Tenant's expense) shall remove from the Premises any separate panel, meter, and all associated wiring related to the HVAC unit and high demand equipment, and shall restore that portion of the Premises to Building standard conditions. If heat generating machines or equipment shall be used in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning

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system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost thereof, including the cost of engineering and installation, and the cost of operation and maintenance thereof, shall be paid by Tenant upon demand by Landlord. Landlord shall further provide a reasonable pro rata amount of unreserved free parking, (three (3) spaces for each one thousand (1,000) square foot of the Premises) in common with the other tenants, for Tenant's employees and visitors.

          Suite 102 of the Premises shall have a separate electrical meter and Tenant shall be directly responsible for electrical charges to Suite 102. Landlord shall provide up to twenty-two (22) circuits for convenience outlets serving Suite 102.

          So long as Landlord acts reasonably and in good faith, there shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant.

          Tenant shall report immediately to Landlord any defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity; provided however, Tenant does not waive its rights to specific performance or other remedies if the foregoing services are not provided as set forth above.

          7. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES; LANDLORD'S DUTIES AND RIGHTS. Tenant on occupancy of the Premises represents to Landlord that it has examined and inspected the same, finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and constitutes Tenant's acceptance "as is." Landlord makes no representation or warranty as to the condition of said Premises. Tenant shall deliver at the end of this Lease each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by casualty excepted. Tenant shall: (a) keep the Premises and fixtures in good order; (b) make repairs and replacements to the Premises or Building needed because of Tenant's misuse or primary negligence; (c) repair and replace special equipment or decorative treatments above Building Standard installed by or at Tenant's request and that serve the Premises only, except (A) to the extent the repairs or replacements are needed because of Landlord's misuse or primary negligence, which are not covered by Tenant's insurance, or the insurance Tenant is required to carry under this Lease, whichever coverage is greater, or (B) if this Lease is ended because of casualty loss or condemnation; and (d) not commit waste. Tenant, however, shall make no structural or interior alterations of the Premises. If Tenant requires alterations, Tenant shall provide Landlord's managing agent with a complete set of construction drawings, and such agent shall then determine the actual cost of the work to be done (to include a construction supervision fee of 5% to be paid to Landlord's managing agent). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. If requested by Landlord on termination of this Lease or vacation of the Premises by Tenant, Tenant shall restore the Premises, at Tenant's sole expense, to the same condition as existed at the commencement of the term, subject to the provisions of this Section Seven of the Lease, ordinary wear and tear and damage by insured casualty only excepted. Landlord, however, may elect to require Tenant to leave alterations performed for Tenant unless at the time of such alterations Landlord agreed in writing they could be removed on expiration of this Lease. Upon the termination of this Lease for any purpose or the vacating of Suite 102 of the Premises by Tenant, Tenant shall, upon the written request of Landlord, remove the lab equipment that has been installed in Suite 102 and restore the Suite so that it can be used for standard office space. Items to be removed will include specialized equipment and associated electrical, plumbing and mechanical items, specialized ceiling tile, floor coverings and lighting, as well as, walls that are not Building-standard or representative of standard office space. This provision shall not require Tenant to add any walls, except as may be needed to repair areas where walls are required to be removed.

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          Except for repairs and replacements that Tenant must make under this
Paragraph 7, Landlord shall pay for and make all other repairs and replacements to the Premises, common areas and Building (including Building fixtures and equipment).

          Except for non-standard items installed for Tenant's sole use, Landlord shall make the repairs and replacements to maintain the Building in a condition comparable to other first class office buildings in the Metropolitan area where the Premises are located. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all exterior (outside of walls) systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements required under Paragraph 7 shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or having actual knowledge of the need for a repair or replacement.

          Notwithstanding anything to the contrary set forth above in this Paragraph 7, if Tenant does not perform its maintenance obligations in a timely manner as set forth in this Lease, commencing the same within five (5) days of receipt of notice from Landlord specifying the work needed and thereafter diligently and continuously pursuing completion of unfulfilled maintenance obligations, Landlord shall have the right, but not the obligation, to perform such maintenance, and any amounts so expended by Landlord shall be paid by Tenant to Landlord within thirty (30) days after demand, with interest at the maximum rate allowed by law (or the rate of fifteen percent (15%) per annum, whichever is less) from the date of expenditure through the date paid.

          8. DAMAGES TO PREMISES. If the Premises shall be partially damaged by fire or other casualty, Landlord shall, except as otherwise provided herein, promptly repair and restore the same (exclusive of improvements made by Tenant, Tenant's trade fixtures, decorations, signs, and contents) substantially to the condition thereof immediately prior to such damage or destruction. If by reason of such occurrence: (a) the Premises are rendered wholly untenantable; (b); (c) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (d) the Premises are damaged in whole or in part during the last year of the Lease Term; or (e) the building containing the Premises is damaged (whether or not the Premises are damaged) to an extent of fifty percent (50%) or more of the fair market value thereof, Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within sixty (60) days after the date of such occurrence, and thereupon this Lease shall terminate. Tenant shall vacate and surrender the Premises to Landlord within fifteen (15) days after receipt of such notice of termination. In addition, Tenant may also terminate this Lease by written notice given to Landlord at any time between the one hundred eighty-first (181st) and one hundred ninety-sixth (196th) days after the occurrence of any such casualty, if Landlord has failed to restore the damaged portions of the Building (including the Premises) within one hundred eighty
(180) days of such casualty. However, if Landlord is prevented by causes beyond its reasonable control (including, without limitation, those encompassed in the meaning of the term force majeure) ["Delays"], from completing the restoration
                    ----- -------
within said one hundred eighty (180) day period, and if Landlord provides Tenant with written notice of such cause for delay within fifteen (15) days of the occurrence thereof, said notice to contain the reason for delay and a good faith estimate of the period of the delay caused thereby, then Landlord shall have an additional period beyond said one hundred eighty (180) days, equal to the Delays in which to restore the damaged areas of the Building; and Tenant may not elect to terminate this Lease until said additional period required for completion has expired with the Building not having been substantially restored. In such case, Tenant's fifteen (15) day notice of termination period shall begin to run upon the expiration of Landlord's additional period for restoration set forth in the preceding sentence. Upon the termination of this Lease as aforesaid, Tenant's liability for the Rent and other charges reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however, to the provisions for abatement of Rent hereinafter set forth.

          Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant's improvements, trade fixtures, decorations, signs, and contents in the Premises in a manner and to at least a condition equal to that existing prior to their damage or

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destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

          If, by reason of such fire or other casualty, the Premises are rendered wholly untenantable, the Rent and other charges payable by Tenant shall be fully abated, or if only partially damaged, such Rent and other charges shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless the Lease is terminated, as aforesaid) from the date of such casualty until fifteen (15) days after notice by Landlord to Tenant that the Premises have been substantially repaired and restored, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. Tenant shall continue the operation of Tenant's business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management. Except for the abatement of the Rent and other charges hereinabove set forth, Tenant shall not be entitled to, and hereby waives, all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair, or restoration.

          9. ASSIGNMENT - SUBLEASE. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet any part or all of the Premises without the written consent of Landlord first had and obtained, which shall not be unreasonably withheld. Any assignment or sublease to which Landlord may consent (one consent not being any basis that Landlord should grant any further consent) shall not relieve Tenant of any or all of its obligations hereunder. For the purpose of this Paragraph 9, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant;
(iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a Limited Liability Company, the change of members whose interest in the Company is fifty percent (50%) or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this Paragraph 9, Tenant may assign or sublease part or all of the Premises without Landlord's consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same use as permitted under Paragraph 3. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder. Landlord will never consent to an assignment or sublease that might result in a use that conflicts with the rights of an existing tenant.

          In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.

          If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then any such excess shall be paid over to Landlord by Tenant.

          10. TENANT'S COMPLIANCE-INSURANCE REQUIREMENTS. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, now existing or hereafter adopted, including general rules and regulations for tenants (a copy of the present rules are attached as Exhibit B) as may be developed from time to time by Landlord effective as of the date delivered to Tenant or posted on the Premises providing such rules are uniformly applicable to all tenants in the Building. Tenant shall not be responsible for any existing violations of any applicable laws, ordinances and regulations affecting the Premises or applicable laws, ordinances and regulations which require structural modification to the Premises.

          Throughout the Term of this Lease, Tenant at its sole cost and expense shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's managing agent (presently Practical Management, Inc.) and Tenant, public liability and property damage insurance with combined single limit coverage of at least $2,000,000 (with appropriate cross-liability endorsements so showing), which policies insure against all liability of Tenant, Tenant's authorized representatives, and anyone for whom Tenant is responsible, arising out of and in connection with Tenant's use of the Premises, and which shall insure Tenant's performance of the indemnity provisions contained herein. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient. Tenant shall also insure its personal property and fixtures located in the Premises and any improvements made by Tenant, and if installed, the Generator installed pursuant to Subsection 25.5 of this Lease, for their full reasonable insurable value, and Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the same, regardless of the cause thereof.

          Prior to taking possession of the Premises, and thereafter at least ten (10) business days prior to the renewal dates thereof, Tenant shall deliver to Landlord copies of original policies, or certificates thereof satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (a) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (b) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (c) that the policies cannot be canceled or changed except after thirty (30) days' prior written notice to Landlord. If Tenant fails to provide Landlord with insurance coverage as required after written notice to Tenant, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand.

          Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of which injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any fire, extended coverage, public liability or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. All policies of insurance carried or maintained pursuant to this Lease shall contain, or be endorsed to contain, a provision whereby the insurer waives all rights of subrogation against either Tenant or Landlord.

          "Except as expressly provided in this Lease, Tenant or Landlord respectively ("the Indemnitor") shall indemnify and hold the other harmless from and against any and all claims arising out of: (a) Indemnitor's use of the Premises or any part thereof; (b) any activity, work, or thing done, permitted or suffered by Indemnitor in or about the Premises or the building, or any part thereof; (c) any breach or default by Indemnitor in the performance of any of its obligations under this Lease; or (d) any act or negligence of the Indemnitor, or any officer, agent, employee, contractor, servant, invitee or guest of Indemnitor (excluding other tenants in the building); and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys fees at all tribunal levels) arising in connection with any such claim or claims as described in (a) through (d) above, or any action brought thereon. If such action be brought against Landlord or Tenant, the Indemnitor upon notice from the other shall defend the same through counsel selected by the Indemnitor's insurer, or other counsel reasonably acceptable to the other. The provisions of this paragraph shall survive the termination of this Lease."

          Landlord shall keep the Building, including the improvements, insured against damage and destruction by fire, earthquake, vandalism, and other perils in the amount of the full replacement value of the Building, as the value may exist from time to time. The insurance shall include an extended coverage endorsement of the kind required by institutional lenders.

          Each party shall keep its personal property and trade fixtures in the Premises and Building insured with "all risks" insurance in an amount to cover one hundred percent (100%) of the replacement cost of the property and fixtures. Tenant shall also keep any non-Building-standard improvements made to the Premises at Tenant's request insured to the same degree as Tenant's personal property.

          Insurance policies required by this Lease shall: (a) be issued by insurance companies licensed to do business in the state of North Carolina with general policyholder's ratings of at least A and a financial rating of at least XIII in the most current Best's Insurance Reports available on the commencement
                         ------------------------
date, or if the Best's ratings are changed or discontinued, the parties shall
                ------
agree to a comparable method of rating insurance companies; (b) name the nonprocuring party as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy];
(c) provide that the insurance not be canceled or materially changed in the scope or amount of coverage unless thirty (30) days advance notice is given to the nonprocuring party; (d) be primary policies - not as contributing with, or in excess of, the coverage that the other party may carry; (e) provide that any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (f) have no deductible unless Landlord accepts a policy showing a reasonable deductible; (g) have contractual coverage endorsements insuring indemnities under this Lease; and (h) be maintained during the entire Lease Term and any extension terms.

          11. SUBORDINATION-ATTORNMENT - LANDLORD FINANCING. Tenant agrees that this Lease will be either subordinate or superior to any mortgage heretofore or hereafter executed by Landlord covering the Premises, depending on the requirements of such mortgagee. Tenant within ten (10) days of request to do so from Landlord or its mortgagee will execute such agreement making this Lease superior or subordinate and containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may request, and will agree to attorn to said mortgagee providing the mortgagee agrees not to disturb Tenant's possession hereunder so long as Tenant is in compliance with this Lease. Further, Tenant agrees to execute within five (5) days of request therefor, and as often as requested, estoppel certificates confirming any factual matter requested therein which is true and is within Tenant's knowledge regarding this Lease, the Premises, or Tenant's use thereof, including, but not limited to date of occupancy, termination date of this Lease, the amount of Rent due and date to which Rent is paid, whether or not Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable hereunder or knowledge of any default or breach by Landlord, and that this Lease together with any modifications or amendments is in full force and effect. Tenant shall attach to such estoppel certificate copies of all modifications or amendments.

          Tenant agrees to give any mortgagee of Landlord which has provided a non-disturbance agreement to Tenant, notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after written notice thereof is delivered to mortgagee as herein provided) to cure any Landlord default hereunder; and Tenant agrees to accept such cure if effected by such mortgagee. No termination of this Lease by Tenant shall be effective until such notice has been given and the cure period has expired without the default having been cured. Further Tenant agrees to permit such mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired. Tenant agrees to attorn to any successor Landlord.

          12. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the Building exterior, the exterior of the Premises, or the exterior walls thereof, or in any window therein, without the prior written consent of Landlord. Landlord shall furnish, install and maintain a building standard directory at a location in or near the lobby and Building standard suite signage, at Tenant's expense.

          13. ACCESS TO PREMISES. Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times for inspection to show prospective tenants if within one hundred eighty (180) days of the termination date as extended by any exercised option, to allow inspection, by mortgagees, and to make such repairs, alterations or changes as Landlord deems necessary. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to common and public areas of the Building, provided Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations.

          14. DEFAULT. If Tenant: (i) fails to pay when due any Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease; or (ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within fifteen (15) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of fifteen (15) days and Tenant does not within said fifteen (15) day period commence and thereafter with reasonable diligence completely cure the breach within thirty (30) days after notice; or (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors; then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord may do the following: (i) terminate this Lease; (ii) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable; and if the amount for which the Premises is relet is less than Tenant's Rent and all other obligations of Tenant to Landlord hereunder, Tenant shall immediately pay the difference on demand to Landlord, but if in excess of Tenant's Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto; (iii); or (iv) without obtaining any court authorization, lock the Premises and deny Tenant access thereto. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord's reasonable attorneys' fees in pursuing any of the foregoing remedies, or in collecting any Rent due by Tenant hereunder, shall be paid by Tenant.

          Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

          All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

          No waiver by Landlord of any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time, and acceptance of Rent by Landlord, even with knowledge of a default by Tenant, shall not constitute a waiver of such default.

          15. PROPERTY OF TENANT. Tenant shall timely pay any and all taxes levied or assessed against or upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. Tenant (if not in default hereunder), prior to the Termination Date of this Lease may remove all fixtures and equipment which it has placed in the Premises, providing Tenant repairs all damages caused by such removal. If Tenant does not remove its property from the Premises upon termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

          16. EMINENT DOMAIN. If all of the Premises, or such part thereof as will make the same unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Tenant shall have no right or claim to any part of any award made to or received by Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease; provided, however, that Tenant shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant's personal property (other than its leasehold estate) to which Tenant may be entitled.

          17. QUIET ENJOYMENT. If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Premises during the Term hereof, provided that no action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give to Tenant any right to modify this Lease either as to term, rent payable, or other obligations to be performed, provided such actions or work do not render the Premises untenantable.

          18. SECURITY DEPOSIT. Landlord hereby acknowledges receipt from Tenant of the sum of $354,711.60, which sum Landlord shall retain in trust in a separate interest bearing account that earns interest at a reasonable market rate as security for the performance by Tenant of each of its obligations hereunder. Interest paid on the Security Deposit shall be paid to Tenant each year on the anniversary date of the Commencement Date, or in the case of interest earned during the final year of the Term, on the Termination Date. Landlord shall provide Tenant with quarterly reports showing interest earned on the Security Deposit. If Tenant fails at any time to perform its obligations, Landlord may at its option apply said deposit, or so much thereof as is required, to cure Tenant's default, but if prior to the termination of this Lease Landlord depletes said deposit in whole or in part, Tenant shall immediately restore the amount so used by Landlord. Unless Landlord uses the same to cure a default of Tenant, or to restore the Premises to the condition that Tenant is required to leave them at the conclusion of the term, Landlord shall within thirty (30) days of the termination of this Lease refund to Tenant so much of the deposit as it continues to hold. Tenant may not credit against or deduct the Security Deposit from any month's Rent. as security for the performance by Tenant of each of its obligations hereunder (the "Security Deposit").

          Provided Tenant is not in default under this Lease the amount of the Security Deposit shall be adjusted as follows:

           (i) Effective January 1, 2003 and so long as Tenant is not in default of this Lease and established that it has raised at least $27,000,000.00, after December 1, 2000, through its business activities (including stock offerings and joint venture or partnership arrangements), the Security Deposit may be decreased by an amount equal to six (6) months Base Rent at the time of the decrease. If on January 1, 2003, Tenant establishes that it has been profitable in the previous four quarters (or in the previous year), the Security Deposit may be further decreased to an amount equal to three (3) months Base Rent at the time of the decrease (the "Reduced Deposit").

           (ii) Landlord shall hold the Reduced Deposit throughout the Term and any Renewal Lease Term.

           (iii) After the deposit has been reduced, Tenant shall be required to restore the Security Deposit to six (6) months Base Rent at the time of the increase, if it is shown that Tenant was not profitable for four consecutive quarters.

          Tenant shall be obligated to provide Landlord with financial information necessary to determine profitability and funds raised. If Tenant fails to provide the necessary financial information, Landlord shall have the right to act as if Tenant has not been profitable for the previous four quarters (whether or not true) and require an increased Security Deposit.

          19. NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by the Landlord or Tenant shall be sent by express, registered or certified mail, return receipt requested, postage prepaid, by overnight courier service such as Federal Express, by facsimile transmission, or by personal delivery and addressed as follows (or to such other address as a party may specify by duly given notice):

          RENT PAYMENT
          ADDRESS:          HIGHWOODS REALTY LIMITED PARTNERSHIP
                            c/o Practical Management, Inc.
                            Post Office Box 13645
                            RTP, North Carolina 27709

          LEGAL NOTICE
          ADDRESS FOR
          LANDLORD:         HIGHWOODS REALTY LIMITED PARTNERSHIP
                            c/o Highwoods Properties, Inc.
                            3100 Smoketree Court, Suite 600
                            Raleigh, North Carolina 27604
                            Attn: Manager, Lease Administration
                            Facsimile #: 919/876-2448


          TENANT:           INCARA PHARMACEUTICALS CORPORATION
                            79 T.W. Alexander Drive, Suite 200
                            Post Office Box 14287
                            Research Triangle Park, North Carolina 27709 Facsimile #: 919/544-1245

          Notices, demands or requests which Landlord or Tenant are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in section (ii) or (iii) above. Each such notice, demand or request shall be deemed to have been received upon the earlier of (i) actual receipt or refusal by the addressee or (ii) three business days after deposit thereof at any main or branch United States post office if sent in accordance with section (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to section (iii) above. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

         Notices may be given on behalf of any party by such party's legal counsel.

         20. HOLDING OVER. If Tenant shall hold over after the expiration of the Lease Term or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease except that during such tenancy-at-sufferance, Tenant shall pay to Landlord (A) Rent at the rate equal to two hundred percent (200%) of that provided for in the foregoing Paragraph 4, as such rental amount may have been increased in accordance with the terms of Paragraph 5 hereof, and (B) any and all operating expenses and other forms of Additional Rent payable under the terms of this Lease. The increased Rent during such holding over is intended to partially compensate Landlord for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on expiration of this Lease after notice to do so, Tenant will be liable for such damages as Landlord can prove because of Tenant's wrongful failure to vacate.

         21. RIGHT TO RELOCATE. Landlord, at its option, may substitute for Suite 200 of the Premises other space (hereafter called "Substitute Premises") within the 4401 Building at Research Commons Office Park before the Commencement Date or at any time during the Term or any extension of this Lease. Landlord shall not have the right to relocate Suite 102. Insofar as reasonably possible, the Substitute Premises shall have a comparable square foot area and a configuration substantially similar to the Premises. Landlord shall give Tenant at least sixty (60) days written notice of its intention to relocate Tenant to the Substitute Premises. This notice will be accompanied by a floor plan of the Substitute Premises. After such notice, Tenant shall have ten (10) days within which to agree with Landlord on the proposed new space and unless such agreement is reached within such period of time, Landlord may terminate this Lease at the end of the sixty (60) day period of time following the aforesaid notice.

         Landlord agrees to construct or alter, at its own expense, the Substitute Premises as expeditiously as possible so that they are in substantially the same condition that the Premises were in immediately prior to the relocation. Landlord shall have the right to reuse the fixtures, improvements and alterations used in the Premises. Tenant agrees to occupy the Substitute Premises as soon as Landlord's work is substantially completed.

         If such relocation occurs after the Lease Term commences, Landlord shall pay Tenant's reasonable cost of moving Tenant's furnishings, and other property to the Substitute Premises.

         If such relocation occurs after the Commencement Date, then Landlord shall pay Tenant's reasonable cost of moving Tenant's furnishings, telephone and computer wiring, and other property to the Substitute Premises, and reasonable printing costs associated with the change of address.

         Except as provided herein, Tenant agrees that all of the obligations of this Lease, including the payment of Rent, will continue despite Tenant's relocation to the Substitute Premises. Upon substantial completion of the Substitute Premises, this Lease will apply to the Substitute Premises as if the Substitute Premises had been the space originally described in this Lease.

         Except as provided above, Landlord shall not be liable or responsible in any way for damages or injuries suffered by Tenant pursuant to the relocation in accordance with this provision including, but not limited to, loss of goodwill, business, or profits.

         22. BROKER'S COMMISSIONS. Tenant represents and warrants that it has not dealt with any real estate broker, finder or other person, with respect to this Lease in any manner. Landlord shall pay any commissions or fees that are payable only to the above-named broker or finder with respect to this Lease.

Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from claims that may be asserted against Landlord by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by Tenant in the future), claiming to have dealt with Tenant in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this paragraph shall survive the termination of this Lease.

         23.  ENVIRONMENTAL COMPLIANCE.
         (a) Tenant's Responsibility. Landlord acknowledges that Tenant shall be operating a biotechnology and pharmaceutical laboratory in Suite 102 of the Premises, and proper disposal of any substances in the Premises in accordance with any applicable Environmental Laws, any license or permit issued to Tenant, and the standards of protocol observed in the industry shall not be a breach of this provision provided that (i) such disposal does not contaminate the Building, Premises or real estate upon which they are located, and (ii) Tenant does not acquire, dispose of or store any substances in a manner that makes the Building, Premises or real estate upon which they are located any type of regulated treatment, storage, disposal, or recycling facility (excluding acquisition, use, short- term storage, and disposal of hazardous substances in the ordinary course of Tenant's business as a laboratory for biotechnology and pharmaceutical products in compliance with all Environmental Laws), or that makes the Building, Premises or real estate upon which they are located an illegal hazardous waste dump. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or not in compliance with the standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only when written notice is given to Landlord, within a reasonable time after the substances or materials have been stored, of the identity of such substances or materials. For the purposes of this Section, the written notice requirement shall be satisfied by providing Landlord periodically with the Material Safety Data Sheets and typical quantities of all hazardous substances used in Tenant's laboratory operations. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies. Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. Tenant covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called "Laws").

         (b) Tenant's Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Paragraph 23 including, but not limited to: (1) the cost of bringing the Premises into compliance with all Laws; (2) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; and (3) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Paragraph 23.

         (c) Property. For the purposes of this Paragraph 23, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, if the Premises include any ground area.

         (d) Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Paragraph 23. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's permitted activities on the Premises and, except in the event that the Audit is being conducted due to reasonable suspicions that this Paragraph 23 is being violated, with at least two (2) days prior oral, written or electronic notice to Tenant; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Paragraph 23. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Paragraph 23, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Lease Term and within thirty (30) days thereafter (not to exceed two [2] such Audits per calendar year), shall be paid for on demand by Tenant.

         (e) Landlord's Liability. Provided, however, the foregoing covenants and undertakings of Tenant contained in this Paragraph 23 shall not apply to any condition or matter constituting a violation of any Law: (1) which existed prior to the commencement of Tenant's use or occupancy of the Premises; (2) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invitees; or (3) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.

         (f) Tenant's Liability After Termination of Lease. The covenants contained in this Paragraph 23 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Paragraph 23.

         24. MISCELLANEOUS. Headings of paragraphs are for convenience only and shall not be considered in construing the meaning of the contents of such paragraph. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. Should Landlord institute any legal proceedings against Tenant for breach of any provision herein contained, and prevail in such action, Tenant shall in addition be liable for the costs and expenses of Landlord, including its reasonable attorneys' fees (at all tribunal levels). This agreement shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns. This agreement supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor. This Lease may not be recorded without Landlord's prior written consent, but Tenant agrees on request of Landlord to execute a memorandum hereof for recording purposes. The singular shall include the plural, and the masculine, feminine or neuter includes the other. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

         25. SPECIAL CONDITIONS OR ADDENDUMS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control. If any addendums are noted below, such addendums are incorporated herein and made a part of this Lease. If there are no special conditions or addendums, the word NONE shall be written in the blank below.

     25.1. Tenant Improvements. Landlord shall make improvements to the Premises prior to the Commencement Date, as provided in Lease Addendum Number One attached hereto and incorporated here through reference.

     25.2. Operating Expense Pass Throughs. Tenant shall pay for operating expenses as provided in Lease Addendum Number Two attached hereto and incorporated here through reference.

     25.3. Option to Extend Lease. Tenant shall have the right to extend this Lease as provided in Lease Addendum Number Three attached hereto.

     25.4. ADA Provisions. The Americans with Disabilities Act provisions attached as Lease Addendum Number Four are incorporated here through reference.


     25.5. Generator. Tenant shall have the right to install a generator to serve the Premises (the "Generator"). Tenant's right to install the Generator is subject to the following terms and conditions:

             (a) Tenant shall be fully responsible for all costs related to the purchase, installation and maintenance of the Generator;

             (b) Tenant shall be responsible for obtaining any and all permits or licenses required for installing the Generator and operate the Generator in compliance with any and all applicable laws or regulations;

             (c) Prior to installation, Tenant shall provide Landlord with a cut sheet of the Generator and a copy or copies of certificates of insurance showing that the Generator has been insured according to this Lease and Landlord shall not have any responsibilities related to insuring the Generator;

             (d) Tenant shall provide Landlord with written proof that all gas and electrical meters associated with the Generator have been placed in Tenant's name;

             (e) Tenant shall be fully responsible for maintaining the Generator. The Generator shall, at all times, be maintained and operated in accordance with applicable safety regulations;

             (f) The Generator must be installed on the Building grounds at a location determined by Landlord;

             (g) If needed, Landlord will screen the Generator by landscaping it at Tenant's reasonable expense and as determined by Landlord. Any costs of Landlord in maintaining the landscaping screen shall be paid by Tenant;

             (h) Landlord shall have the right to approve the contractor hired by Tenant to install the Generator. The installation shall be completed in a manner that causes a minimum amount of interference with the operations of the Building;

             (i) Tenant shall be responsible for removing the Generator upon vacating the Premises and restoring the location site to its original state and any related costs, including the removal of any concrete pad (other than any concrete pad existing at the time that the Generator is installed) and providing for the appropriate capping or abandonment of any natural gas feed lines.

             (j) Tenant shall be responsible for any environmental clean-up costs and other environmental costs related to the installation and use of the Generator.

       25.6. Right to Cancel Existing Lease. Landlord agrees that it will cancel Tenant's existing lease with Landlord in the Cape Fear Building, Research Triangle Park, Durham County, North Carolina, once Tenant has signed this Lease and five (5) calendar days after Tenant has occupied Suite 200. If requested by Landlord, Tenant shall be required to enter a Termination Agreement documenting the cancellation.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                        [SIGNATURE BLOCKS ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in duplicate originals, all as of the day and year first above written.

TENANT:

INCARA PHARMACEUTICALS CORPORATION
a Delaware corporation

          By:_________________________________________________________
          Name:_______________________________________________________
          Title:______________________________________________________

          Date:_______________________________________________________

          Attest:_____________________________________________________
                  ___________________________________________ Secretary





          Affix Corporate Seal:







LANDLORD:

HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership
     By: Highwoods Properties, Inc., its general partner
     a Maryland corporation

          By:_________________________________________________________
                Marcus H. Jackson, Senior Vice President

          Date:_______________________________________________________

          Attest:_____________________________________________________
                   Kathleen E. Kowalski, Assistant Secretary



         Affix Corporate Seal:

                                ACKNOWLEDGMENTS

STATE OF _______________________                     (Corporation)
COUNTY OF ______________________

         I, the undersigned Notary Public, certify that_____________________ personally came before me this day and acknowledged that ____he is _____________________ Secretary of Incara Pharmaceuticals Corporation, a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by _______________________, as its _________________ President, attested by
________________________________ as its ____________________ Secretary, and
sealed with its common corporate seal.

         WITNESS my hand and notarial seal, this ____ day of __________________, 20 ______.

Notary Public: ______________________________
My Commission Expires: _____________________

                     LEASE ADDENDUM NUMBER ONE [ALLOWANCE]


     WORKLETTER. This Lease Addendum Number One (the "First Addendum") shall set forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises to be completed before the Commencement Date ("Tenant Improvements"). This Firt Addendum contemplates that the performance of this work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the additional cost of the initial Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements by the Commencement Date.

     In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1.   Space Planning, Design and Working Drawings. The Space Plan for Suite 200
     -------------------------------------------
     has been approved by Landlord. In regards to Suite 102 Tenant shall, subject to Landlord's approval, designate architects and engineers, who, at Tenant's expense, which expense shall be deducted from the Allowance (as hereinafter defined), will do the following:

     a. Attend a reasonable number of meetings with Tenant and Landlord's agent to define Tenant's requirements. One complete space plan for each Suite shall be provided by the architect. Landlord shall approve or reject with written reason the space plan in writing, within two
          (2) business days after receipt of the space plan. The designated architect shall then revise the space plan and provide the revised space plan to Landlord within two (2) business days of its receipt from Landlord. Landlord shall then approve such space plan within two
          (2) business days of its receipt.

     b. Complete construction drawings for Tenant's partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule (subject to the limitation expressed in Section 2 below).

     c. Complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work to be done in the Premises.

     d. All plans and working drawings for the construction and completion of the Premises (the "Plans") shall be subject to Landlord's prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord's prior approval. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays. Landlord may condition its approval of the Plans if: (i) the Plans require design elements or materials that would cause Landlord to deliver the Premises to Tenant after the scheduled Commencement Date, or (ii) the estimated cost for any improvements under the Plan is more than the Allowance.

2.   Allowance. Landlord agrees, at its sole cost and expense to provide an
     ---------
     allowance of up to $191,130.00 (or approximately $36.70 per rentable square foot), to design, engineer, install, supply and otherwise to construct the Tenant Improvements in Suite 102 of the Premises that will become a part of the Building and to provide an allowance of up to $130,510.00 (or $10.00 per rentable square foot), to design, engineer, install, supply and otherwise to construct the Tenant Improvements in Suite 200 of the

     Premises that will become a part of the Building (the allowances for Suite 102 and Suite 200 shall be referred to as the "Allowance"); otherwise, Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements. While the Allowance has been allocated between the two Suites, the Allowance may be used to make improvements throughout the Premises, even if the costs of improvements to one Suite exceed the allocated Allowance to that Suite.

3. Signage and Keying. Door and/or directory signage and suite keying in accordance with building standards shall be provided and installed by Landlord and deducted from the Allowance. Tenant shall have the right to install its own security system in the Premises provided that: (a) Landlord approves the system and the location of its installation; (b) Landlord is provided with keys, code information and any other necessary information or item needed to access the Premises by the system; (c) the system is installed with the least amount of interference to other tenants in the Building; and (d) at Landlord's direction the system is removed at the end of the Term or upon Tenant vacating the Premises and any restoration costs incurred by the removal are paid by Tenant.

4.   Work and Materials at Tenant's Expense.
     ---------------------------------------

     a. Prior to commencing and providing any such work or materials to the Premises, Landlord shall select a licensed general contractor or contractors (the "Contractor") to construct and install the Tenant Improvements. The Tenant Improvements work consists of two components:
          Office Improvements and Laboratory Improvements.

          (i) Landlord has already provided Tenant the written estimates for the cost of the Office Improvements.

          (ii) The contractor shall seek at least 3 competitive bids for all subcontract work in connection with the Laboratory Improvements. Tenant may, subject to Landlord's approval, select subcontractors to submit bids for the subcontract work. Such subcontractors must be licensed in North Carolina and have proper credentials and bonding and insurance qualifications to be considered for the work. Landlord shall submit to Tenant written estimates of the cost of the Laboratory Improvements work and materials.

          (iii) Tenant shall have five (5) business days to review and approve the written estimates for the Tenant Improvement work. In the event Tenant does not approve the written estimates, then Tenant shall have three (3) additional business days to verify or negotiate pricing with the general contractor or subcontractors, modify the Plans, or take other similar action with respect to the pricing.. Landlord shall not be authorized to proceed with construction of the Tenant Improvements until such estimate is mutually agreed upon and approved in writing and delivered to Landlord; provided, however, any delays in approval of the pricing beyond the eight (8) business days referenced above shall constitute a Tenant Delay pursuant to paragraph 6b(ii), below.

     b. Tenant agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses in excess of the Allowance incurred in connection with the Tenant Improvements. Such costs and expenses shall include all amounts charged by the Contractor for performing such work and providing such materials (including the Contractor's general conditions, overhead and profit). Tenant will be billed for such costs and expenses in relation to Suite 102 as follows: (i) twenty-five percent (25%) of such costs and expenses shall be due and payable upon Tenant's approval of the cost estimates for the Tenant Improvements;
          (ii) fifty percent (50%) of such costs and expenses shall be due and payable when such work is substantially completed as defined in
          Section 6 below; (iii) twenty-five percent (25%) of such costs and expenses shall be due and payable upon final completion of such work. If unpaid within ten (10) days after receipt of invoice, then the outstanding balance shall accrue at the rate of one percent (1%) per month until paid in full.

5.   Tenant Plan Delivery Date.
     -------------------------

     a. Tenant covenants and agrees that, Tenant shall be solely responsible for the timely completion of the Plans and it is hereby understood time is of the essence. The parties acknowledge that the Tenant Plans have been completed for Suite 200.

     b. Tenant covenants and agrees to deliver to Landlord the final Plans for the Tenant Improvements to Suite 102 on or before January 31, 2001 (the "Tenant Plan Delivery Date"). It is vital that the final Plans be delivered to Landlord by the Tenant Plan Delivery Date in order to allow Landlord sufficient time to review such Plans, to discuss with Tenant any changes therein which Landlord believes to be necessary or desirable, to enable the Contractor to prepare an estimate of the cost of the initial Tenant Improvements, and to substantially complete the Premises within the time frame provided in the Lease.

6.   Substantial Completion.
     ----------------------

     a. The Premises shall be deemed to be substantially complete when the work to be performed pursuant to the Plans approved by Landlord and Tenant has been completed and approved by the appropriate governmental authorities, as certified by Landlord and the architect, except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing material interference with Tenant's use of the Premises (i.e., "punch list items").

     b. Notwithstanding the foregoing, if Landlord shall be delayed in substantially completing the Premises as a result of:

          (i) Tenant's failure to furnish to Landlord the final Plans on or before the Tenant Plan Delivery Date; or

          (ii) Tenant's failure to furnish the Plans and/or Tenant's failure to approve Landlord's cost estimates within the time specified in
                Section 4 herein and/or Tenant's failure to approve the space plan within the time specified in Section 1 herein; and/or Tenant's failure to respond to a change order within the time stated in the change order; or

          (iii) Tenant's changes in the Tenant Improvements or the Plans (notwithstanding Landlord's approval of any such changes); or

          (iv) Tenant's request for changes in or modifications to the Plans subsequent to the Tenant Plan Delivery Date; or

          (v) Inability to obtain non-building standard materials, finishes or installations requested by Tenant; or

          (vi) The performance of any work by any person, firm or corporation employed or retained by Tenant; or

          (vii) Any other act or omission by Tenant or its agents, representatives, and/or employees;

          then, in any such event, for purposes of determining the Commencement Date, the Premises shall be deemed to have been substantially completed on the date that Landlord and architect determine that the Premises would have been substantially completed if such Delay or Delays had not occurred.

7.   Materials and Workmanship. Landlord covenants and agrees that all work
     -------------------------
     performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans. Landlord agrees to exercise due diligence in completing the construction of the Premises.

8.   Repairs and Corrections. Landlord agrees to repair and correct any work or
     -----------------------
     materials installed by Landlord or the Contractor in the Premises that prove defective as a result of faulty materials, equipment, or workmanship and that first appear within ninety (90) days after the date of occupancy of the Premises. Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any defective work or materials installed by Tenant or any contractor other than the designated Contractor, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

9.   Possession by Tenant. The taking of possession of the Premises by Tenant
     --------------------
     shall constitute an acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided are satisfactory as of such date of occupancy, except as to any defects or incomplete work that are described in a written notice given by Tenant to Landlord no later than thirty (30) days after Tenant commences occupancy of the Premises, and except for any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

10.  Access During Construction. During construction of the Tenant Improvements
     --------------------------
     in the Premises with the approval of Landlord, Tenant shall be permitted reasonable access to the Premises, as long as such access does not interfere with or delay construction work on the Premises for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant eventually to assume possession of and operate in the Premises. Tenant agrees that any entry prior to the Commencement Date shall be deemed to be under the terms and conditions of this Lease, except as to the covenant to pay rent, and further agrees that Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of Tenant's work or installations made in the Premises or to property placed therein, and Tenant agrees to protect, defend, indemnify and save harmless Landlord and Landlord's agents and employees from any liabilities, costs, damages, fees and expenses arising out of or in connection with the activities of Tenant or its agents, contractors, suppliers or workers in or about the Premises and Building.

              LEASE ADDENDUM NUMBER TWO [BASE YEAR calendar year]


         ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on January 1, 2002 and for each calendar year thereafter, Tenant shall pay to Landlord as Additional Rent, in a lump sum, Tenant's Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord's operation or maintenance of the Building above the Operating Expenses Landlord incurred during the Base Year (as hereinafter defined). For purposes of calculating Tenant's Proportionate Share of real and personal property taxes, Landlord shall use the Base Year or the year in which the Building and improvements are completed and are fully assessed, whichever shall be later. Tenant's Proportionate Share shall be calculated by dividing the approximately 18,258 rentable square feet of the Demised Premises by the approximately 115,000 net rentable square feet of the Building, which equals 15.8765%. If during any calendar year the occupancy of the rentable area of the Building is less than full, then Operating Expenses (as hereinafter defined) will be adjusted for such calendar year at a rate of 95% occupancy.

         For the calendar year commencing on January 1, 2002 and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year. Landlord shall send to Tenant a written statement of the amount of Tenant's Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, monthly or annually, Tenant's Proportionate Share of such increase in Operating Expenses. Within ninety (90) days after the end of each calendar year or as soon as possible thereafter, Landlord shall send a copy of the Annual Statement to Tenant. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant's Rent payments if Landlord owes Tenant a credit, such payment or adjustment to be made within thirty (30) days after the Annual Statement is received by Tenant. After the Termination Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year). During the Term, Landlord shall provide Tenant with a detailed statement of Operating Expenses for the previous year, within thirty (30) days of Tenant's written request for the same.

         If Tenant disputes the amount of Operating Expenses as set forth in the Annual Statement from the Landlord, then Tenant may have Landlord's books and records relating to Operating Expenses audited by a qualified professional selected by Tenant or by Tenant itself, provided (i) Tenant gives written notice of the audit within forty-five (45) days of Tenant's receipt of the Annual Statement, and (ii) Tenant is not in default under the Lease after the passage of any applicable cure period. No subtenant shall have any right to conduct an audit and no assigns shall conduct an audit for any period during which such assignee was not in possession of the Premises.

         Books and records necessary to accomplish any audit permitted under this Section shall be retained for twelve months after the end of each calendar year, and on receipt of notice of Tenant's dispute of the operating expenses shall be made available to Tenant to conduct the audit, which (at Landlord's option) may be either at the Premises, or at Landlord's office in Raleigh, North Carolina. If Tenant and Landlord dispute the amount of operating expenses after Tenant's Audit, then Landlord's independent certified public accountant shall consult with Tenant's professional to reconcile any discrepancies.

         In the event that the Tenant elects to have a professional audit Landlord's Operating Expenses as provided in this Lease, such audit must be conducted by an independent nationally or regionally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis. All information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit shall be held in strict confidence by Tenant and its officers, agents, and employees and as a condition to such audit, Tenant's auditor shall execute a written agreement agreeing that the auditor is not being compensated on a contingency fee basis and that all information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit, shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of the Landlord, which consent may be withheld in Landlord's sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law.

         If Operating Expenses were overstated by ten percent (10%) or more, then Landlord shall reimburse Tenant for its reasonable audit costs; otherwise, Tenant shall pay its own costs and shall reimburse Landlord for the reasonable costs of Landlord's certified public accountant.

         As used herein, the following terms shall have the following meanings ascribed to them:

         "Base Year" shall mean the twelve month period beginning on the January 1, 2001 and ending on December 31, 2001.

         "Operating Expenses" shall mean direct costs of operation, repair and maintenance as determined by standard accounting practices, including, but not limited to ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, and common area expenses; provided, however, the term "Operating Expenses" shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers' commissions, or other expenses that do not relate to the operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the "Annual Statement").

                          LEASE ADDENDUM NUMBER THREE
                          OPTION TO EXTEND LEASE TERM

1. Option to Extend. Tenant shall have the right and option to extend the Lease (the "Renewal Option") for an additional period of three (3) years (the "Renewal Lease Terms") (a separate notice is required for each Renewal Lease
Term); provided, however, such Renewal Option is contingent upon the following
(i) Tenant is not in default at the time Tenant gives Landlord written notice of Tenant's intention to exercise the Renewal Option; (ii) upon the Termination Date, Tenant has no outstanding default; (iii) no event has occurred that upon notice or the passage of time would constitute a default; (iv) Tenant has not been in default of the Lease more than two times in any twelve (12) month period; and (v) Tenant is occupying the Demised Premises. Tenant shall exercise the Renewal Option by giving Landlord written notice at least two hundred and seventy (270) days prior to the Termination Date or the last day of any Renewal Lease Term. If Tenant fails to give such notice to Landlord prior to said two hundred and seventy (270) day period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, Landlord and Tenant's respective rights, duties and obligations shall be governed by the terms and conditions of the Lease.

2. Term. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, all references to the term "Term", as used in the Lease, shall mean the "Renewal Lease Term".

3. Termination of Renewal Option on Transfer by Tenant. In the event Landlord consents to an assignment or sublease by Tenant, then the Renewal Option shall automatically terminate unless otherwise agreed in writing by Landlord.

4. Base Rent for Renewal Lease Term. If Tenant exercises the Renewal Option, then Base Rent for the Renewal Lease Term shall be the lesser of: (a) the then-existing market rate; or (b) Five percent (5%) over Base Rent at the time that the Renewal Option is exercised (to be escalated annually by three percent (3%) within the Renewal Lease Term).

                          LEASE ADDENDUM NUMBER FOUR
                   AMERICANS WITH DISABILITIES ACT LANGUAGE

     Landlord and Tenant agree to the following with regards to The Americans with Disabilities Act and related laws:

     Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Demised Premises, and Tenant shall use all reasonable efforts to fully comply with The Americans With Disabilities Act of 1990 (the "ADA"). Landlord's responsibility for compliance with ADA shall include the common areas and restrooms of the Building, but not the Demised Premises.

     If Tenant receives any notices alleging violation of ADA relating to any portion of the Building or of the Demised Premises; any written claims or threats regarding non-compliance with ADA and relating to any portion of the Building or of the Demised Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with ADA and relating to any portion of the Building or of the Demised Premises, then Tenant shall, within ten (10) days after receipt of such, advise Landlord in writing, and provide Landlord with copies of any such claim, threat, action or investigation (as applicable).

                                       1